Exhibit 99

                                 FARMER MAC NEWS

FOR IMMEDIATE RELEASE                                             CONTACT
November 17, 2005                                                 Mary Waters
                                                                  202-872-7700

                 Farmer Mac Announces Stock Repurchase Program

     Washington, D.C. -- The Board of Directors of the Federal Agricultural Mortgage Corporation (NYSE: AGM and AGM.A) (Farmer Mac) today announced that it had adopted a program to repurchase up to 10 percent of the Corporation's outstanding Class C non-voting common stock. Under the program, Farmer Mac will use a broker-dealer as repurchasing agent to acquire shares from time to time over the next two years. The timing of purchases and the number of shares to be purchased will depend on market conditions. The program does not obligate the Corporation to acquire any specific number of shares and may be discontinued at any time. Farmer Mac intends to fund such repurchases with currently available working capital. Shares repurchased under the program will become authorized but unissued shares available for future issuance, as determined by the Board. The Corporation adopted a similar stock repurchase program in August 2004 that terminated according to its terms during third quarter 2005.

     Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, "The Board evaluated the Corporation's future capital requirements to support fulfillment of its mission of providing greater liquidity and lending capacity to agricultural lenders and increasing the availability of capital markets-based funding for mortgage loans to America's farmers, ranchers and rural homeowners. The Board concluded that Farmer Mac's levels of capital above both the current statutory minimum and current risk-based capital (RBC) requirements, 73 percent and 451 percent, respectively, provide more than sufficient support for strong growth in our guarantee and commitment programs, after considering the potential effects of the proposed RBC model revisions included in the proposed rule published today in the Federal Register by the Farm Credit Administration.

     "The Board is confident of Farmer Mac's long-term earnings outlook and recognizes the importance of underscoring that confidence by returning to its stockholders, through share repurchases, capital not currently required in the business. Considering recent market price levels of our Class C common stock, the repurchase program will enable Farmer Mac to reacquire shares at prices inconsistent with the Board's and management's positive view of the Corporation's long-term business outlook."

Forward-Looking Statements

     In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors could cause Farmer Mac's actual results or events to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the rate and direction of development of the secondary market for agricultural mortgage loans; (2) the possible establishment of additional statutory or regulatory restrictions or constraints on Farmer Mac that could hamper its growth or diminish its profitability; (3) increases in general and administrative expenses attributable to growth of the business and the regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (4) legislative or regulatory developments or interpretations of Farmer Mac's statutory charter that could adversely affect Farmer Mac, the ability of Farmer Mac to offer new products or the ability or motivation of certain lenders to participate in its programs or the terms of any such participation, or increase the cost of regulation and related corporate activities; (5) possible reaction in the financial markets to events involving government sponsored enterprises other than Farmer Mac; (6) Farmer Mac's access to the debt markets at favorable rates and terms; (7) the possible effect of the risk-based capital requirement, which could, under certain circumstances, be in excess of the statutory minimum capital requirement; (8) the rate of growth in agricultural mortgage indebtedness; (9) lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (10) borrower preferences for fixed-rate agricultural mortgage indebtedness; (11) competitive pressures in the purchase of agricultural mortgage loans and the sale of agricultural mortgage-backed securities and debt securities; (12) substantial changes in interest rates, agricultural land values, commodity prices, export demand for U.S. agricultural products, the general economy and other factors that may affect delinquency levels and credit losses; (13) protracted adverse weather, market or other conditions affecting particular geographic regions or particular agricultural commodities or products related to agricultural mortgage loans backing Farmer Mac I Guaranteed Securities or under LTSPCs; (14) the willingness of investors to invest in agricultural mortgage-backed securities; or (15) the effects on the agricultural economy or the value of agricultural real estate of any changes in federal assistance for agriculture. The foregoing factors are not exhaustive. Other factors are discussed in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 16, 2005 and Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the SEC on November 9, 2005. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by the SEC.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac's Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (as well as the Forms 10-K and 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com.

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